Wednesday March 17, 9:02 am Eastern Time

Company Press Release

SOURCE: Internet Stock Market Resources, Inc.

Internet Stock Market Resources, Inc. Announces Signing of ALYA International

ST. PETERSBURG, Fla., March 17 /PRNewswire/ -- Internet Stock Market Resources, Inc. (OTC Bulletin Board: ISMR - news) is announcing the addition of ALYA International, Inc. (OTC Bulletin Board: ALYA - news) to its listed member organization.

ALYA International, Inc.
(http://www.internetstockmarket.com/corpprof/a/alya.html) is a leader in software and hardware for intelligent buildings incorporating advanced technology such as Motorola smart card and Echelon LonWorks.
Internet Stock Market Resources, Inc. (http://www.internetstockmarket.com) was formed to take advantage of the growing number of on-line companies to disseminate their information to those potential investors in the financial community. The company has taken a unique approach of combining information in a product focused on the previously underserved small cap niche. ISMR is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on small cap emerging companies. All information is supplied by the companies upon becoming a member of ISMR and paying necessary fees to ISMR.
Among the listed members who have joined Internet Stock Market Resources are:
Fineline Properties (OTC Bulletin Board: FNLN - news), Steroidogenesis (OTC Bulletin Board: STGI - news), Infinite Group (OTC Bulletin Board: IMCI -
news), Viking Capital (OTC Bulletin Board: VGCP - news), Redox Technologies (OTC Bulletin Board: RDOX - news), Bat International (OTC Bulletin Board: BAAT
- news), Protech Communications, (OTC Bulletin Board: PCTU - news), Linkon Corp. (OTC Bulletin Board: LKON - news), Alpha Bytes (OTC Bulletin Board: ABYT
- news), Fonix Corp. (OTC Bulletin Board: FONX - news).

Safe Harbor Statement

This is not an offer to buy or sell securities. The information and/or opinions offered herein are presented for informational purposes only and should not be construed as investment advice. Such venture-oriented companies may carry a high involvement risk.
SOURCE: Internet Stock Market Resources, Inc.